                              MANAGEMENT AGREEMENT

                                     between

                       KORNITZER CAPITAL MANAGEMENT, INC.

                                       and

                                  BUFFALO FUNDS

     THIS  AGREEMENT  is made and entered  into as of the 14th day of  February,
2001, by and between  BUFFALO  FUNDS,  a Delaware  business  trust  (hereinafter referred to as the "Trust"), on behalf of each separate series of its shares set forth on the Appendix A attached to this  Agreement,  as that  Appendix A may be amended  from time to time (each such  series is  hereinafter  referred  to as a
"Fund," and collectively as the "Funds") and KORNITZER CAPITAL MANAGEMENT, INC.,
a  corporation  organized  under the laws of the  State of  Kansas  (hereinafter referred to as the "Manager"), and which Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an  original,  but all of which together shall constitute but one instrument.

     WHEREAS, the Trust was founded and incorporated for the purpose of engaging in the  business of  investing  and  reinvesting  its property and assets and to operate  as an  open-end  management  investment  company,  as  defined  in  the
Investment Company Act of 1940, as amended ("Act"), under which it is registered with the Securities and Exchange Commission, and

     WHEREAS,  the Manager is  registered  as an  investment  adviser  under the
Investment  Advisers  Act of 1940 and is engaged in the  business  of  supplying investment advice and management service to registered  investment companies and other clients as an independent contractor, and

     WHEREAS,  the Trust,  on behalf of the Funds,  and Manager  desire to enter into a contractual  arrangement  whereby the Manager provides  investment advice and management service to the Trust for a fee,

     NOW,  THEREFORE,  in consideration of the mutual promises herein contained,
and  other  good  and  valuable  consideration,   receipt  of  which  is  hereby
acknowledged,  it is mutually  agreed and  contracted by and between the parties hereto that:

     1. The Trust, on behalf of the Funds,  hereby employs the Manager,  for the period set forth in Paragraph 5 hereof,  and on the terms set forth  herein,  to render  investment  advice and management  service to the Funds,  subject to the supervision  and  direction  of the Board of Trustees of the Trust.  The Manager
hereby  accepts such  employment and agrees,  during such period,  to render the services  and assume the  obligations  herein  set forth,  for the  compensation herein  provided.  The Manager shall,  unless otherwise  expressly  provided and authorized,  have no authority  to act for or represent  the Trust or any of the
Funds in any way, or in any other way be deemed an agent of the Trust or Funds.

     The  Manager   shall   furnish   the  Trust   investment   management   and
administrative services.  Investment management shall include analysis, research and  portfolio  recommendations  consistent  with  each  Fund's  objectives  and policies. Administrative services shall include the services and compensation of such members of the  Manager's  organization  as shall be duly elected  officers and/or  Trustees of the Trust and such other  personnel as shall be necessary to carry  out  its  normal  operations;  fees  of  the  independent  Trustees,  the custodian,  the independent  public  accountant and legal counsel (but not legal and audit fees and other costs in  contemplation of or arising out of litigation or  administrative  actions to which the Trust,  its  officers or Trustees are a party or incurred in  anticipation  of  becoming a party);  rent;  the cost of a
transfer  and  dividend   disbursing   agent  or  similar   in-house   services;
bookkeeping;  accounting; and all other clerical and administrative functions as may be reasonable  and  necessary to maintain the Trust's  records and for it to
operate  as  an  open-end  management  investment  company.   Exclusive  of  the
management fee, the Trust shall bear the cost of any interest, taxes, dues, fees and other  charges of  governments  and their  agencies,  including  the cost of
qualifying  the  Trust's  shares  for  sale  in  any   jurisdiction,   brokerage
commissions or any other expenses incurred by it which are not assumed herein by the Manager.

     All  property,  equipment  and  information  used  by  the  Manager  in the management and  administration of the Trust shall belong to the Manager.  Should the management and administrative relationship between the Trust and the Manager terminate,  the Trust shall be entitled  to, and the Manager  shall  provide the
Trust, a copy of all information and records in the Manager's file necessary for the Trust to continue its functions,  which shall include  computer  systems and programs in use as of the date of such  termination;  but nothing  herein  shall prohibit  thereafter  the use of such  information,  systems or  programs by the
Manager,  so long  as such  does  not  unfairly  interfere  with  the  continued
operation of the Trust.

     2. As compensation for the services to be rendered by the
Manager under the provisions of this Agreement, the Trust agrees to pay from the assets of each Fund semimonthly to the Manager an annual fee based on the average total net assets of the Fund computed daily in accordance with the
Agreement and Declaration of Trust and By-laws equal to one percent (1%) of the average total net assets of the Fund.

     3. It is  understood  and agreed  that the  services  to be rendered by the
Manager to the Trust under the  provisions of the Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its  ability to render the  services  provided  for in this
Agreement shall not be impaired thereby.

     4. It is  understood  and  agreed  that  the  Trustees,  officers,  agents, employees  and  shareholders  of the Trust may be  interested  in the Manager as owners, employees, agents or otherwise, and that owners, employees and agents of the Manager may be interested in the Trust as shareholders  or otherwise.  It is understood and agreed that shareholders,  officers, Trustees and other personnel of the Manager are and may  continue to be officers  and  Trustees of the Trust, but that they receive no remuneration  from the Trust solely for acting in those capacities.

     5. This  Agreement  shall become  effective as to each Fund pursuant to its approval by the Trust's  Board of Trustees  and by the vote of a majority of the outstanding  shares of the Fund as  prescribed  by the Act.  It shall  remain in force for each Fund for an initial  two-year term and  thereafter may be renewed for  successive  periods not exceeding one year only so long as such renewal and continuance is specifically  approved at least annually by the Board of Trustees or by vote of a majority of the outstanding  shares of the Fund as prescribed by the Act,  and only if the  terms and the  renewal  of this  Agreement  have been approved  by a vote of a  majority  of the  Trustees  of the Trust  including  a majority of the  Trustees  who are not parties to the  Agreement  or  interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective as to any Fund unless the terms  thereof have been  approved by the vote of a majority of  outstanding  shares of the Fund as  prescribed  by the Act  (except in cases where  SEC staff  interpretive  positions  would  permit  an  amendment  without shareholder approval) and by vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested  persons of any such party,  cast in person at a meeting  called for the  purpose of voting on such  approval.  It shall be the duty of the Trustees of the Trust to request and evaluate,  and the duty of the Manager to furnish,  such information as may reasonably be necessary to  evaluate  the  terms  of this  Agreement  and any  amendment  thereto.  This
Agreement may be  terminated as to any Fund at any time,  without the payment of any penalty,  by the Trustees of the Trust,  or by the vote of a majority of the outstanding  voting  shares of the affected Fund as prescribed by the Act on not more than sixty days written notice to the Manager,  and it may be so terminated by the Manager  upon not less than sixty days  written  notice to the Trust.  It shall  terminate  automatically  in the event of its  assignment by either party unless the parties hereby, by agreement, obtain an exemption from the Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this  paragraph.  Any  notice,  request or  instruction  provided  for herein,  or for the giving of which, the occasion may arise hereunder,  shall be deemed duly given, if in writing and mailed by registered mail, postage prepaid, addressed to the regular  executive  office of the Trust or the Manager,  as the case may be. As used in this Agreement,  the terms  "assignment," "a majority of the  outstanding  voting  shares" and  "interested  persons" shall have the same meaning as similar terms contained in the Act.

     6. In the  event  that the  Manager  ceases  to be the  Trust's  investment manager for any reason,  the Trust will (unless the Manager  otherwise agrees in writing) take all  necessary  steps to cause itself and the Trust to cease using the word "Buffalo" in its name within a reasonable period of time. It is further agreed that the provisions of this Paragraph  shall insure to the benefit of the
Manager and may be imposed by it or any  successor  in interest as if it or such successor in interest were parties to this Agreement.

     7. The Manager  shall not be liable for any error in judgment or mistake at law for any loss suffered by the Trust in  connection  with any matters to which this Agreement relates,  except that nothing herein contained shall be construed to protect the  Investment  Manager  against any  liability by reason of willful misfeasance,  bad faith or gross  negligence in the  performance of duties or by reckless disregard of its obligations or duties under this Agreement.

                                       BUFFALO FUNDS

                                       By:  /s/Stephen S. Soden
                                            ----------------------------
                                            Stephen S. Soden

ATTEST:

/s/Martin A. Cramer
------------------------------
Martin A. Cramer

                                       KORNITZER CAPITAL MANAGEMENT, INC.

                                       By:  /s/John C. Kornitzer
                                            ----------------------------
                                            John C. Kornitzer

ATTEST:

/s/Teresa L. Ehbauer
------------------------

                                  APPENDIX A

     This  Appendix  to the  Management  Agreement  between  Buffalo  Funds  and
Kornitzer Capital  Management,  Inc., dated as of February 14, 2001, lists those
Buffalo  Funds  series that are covered by this  Agreement,  along with the date that the Agreement became effective for the Series.

Name of Fund                                    Effective Date
Buffalo Science & Technology Fund               February 14, 2001
Buffalo Mid-Cap Fund                            October 24, 2001

                                       BUFFALO FUNDS

                                       By:  /s/Stephen S. Soden
                                            ----------------------------
                                            Stephen S. Soden

ATTEST:

/s/Martin A. Cramer
------------------------
Martin A. Cramer

                                       KORNITZER CAPITAL MANAGEMENT, INC.

                                       By:  /s/John C. Kornitzer
                                            ----------------------------
                                            John C. Kornitzer

ATTEST: